UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

            Stryker Corporation (NYSE:SYK) received a letter on March 5, 2009 from the United States Attorney's Office for the District of Massachusetts indicating that its subsidiary, Stryker Biotech, is a target of a federal grand jury investigation relating to (i) the illegal promotion of OP-1 products and Calstrux, (ii) the sale of misbranded medical devices and (iii) the submission of false reports to the U.S. Food and Drug Administration regarding the number of patients treated with OP-1 under one of the Company's Humanitarian Device Exemptions.  As previously reported, the Company and certain current and former employees have also received subpoenas from the United States Attorney's Office for the District of Massachusetts requesting documents related to false Institutional Review Board approvals as well as the issues identified above.  Stryker understands that certain former Stryker Biotech employees have pled guilty to charges related to the on-going investigation.  The Company is in the process of responding to the United States Attorney's Office regarding these matters.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

March 10, 2009                                                           /s/ DEAN H. BERGY

Date                                                                             Dean H. Bergy

Vice President and Chief Financial Officer